EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Penn Octane Corporation (the "Company") on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Richard Shore, Jr., President (Principal Executive Officer) of the Company, and Ian T. Bothwell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/  Richard Shore, Jr.
                                       ----------------------------
                                       Richard  Shore, Jr., President (Principal
                                       Executive  Officer)
                                       May  20,  2005


                                            /s/  Ian T. Bothwell
                                       ----------------------------------------
                                       Ian T. Bothwell, Chief Financial Officer
                                       May  20,  2005